As filed with the Securities and Exchange Commission on April 13, 2009

Registration No. 333-133500

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2 ON FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PURE BIOSCIENCE
(Exact name of registrant as specified in its charter)

CALIFORNIA	2890	33-0530289
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020 (619) 596 8600
Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Scott M. Stanton R. Matthew Steiner Morrison & Foerster LLP 12531 High Bluff Drive San Diego, CA 92130-2040 (858) 720-5100
(Address, including zip code, and telephone number, including area code, of agent for service)

N/A
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered in this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

        Pure Bioscience, a California corporation (the “Registrant”), files this Post-Effective Amendment No. 1 to the following Registration Statement on Form SB-2 ( the “Registration Statement”) and hereby deregisters all shares of common stock of the Registrant (“Common Stock”) unissued under the Registration Statement:

•	Registration Statement on Form SB-2 (File No. 333-133500), registering the sale of up to 8,157,376 shares of Common Stock of the Registrant and 1,020,220 shares of Common Stock of the Registrant issuable upon exercise of options and warrants by the selling securities holders named therein.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Cajon, State of California, on the dates indicated below.

PURE BIOSCIENCE
By:	/s/ Michael L. Krall
Michael L. Krall, President/CEO/Principal Executive Officer April 13, 2009

By:	/s/ Andrew J. Buckland
Andrew J. Buckland, CFO/Principal Financial Officer/Principal Accounting Officer April 13, 2009

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

NAME	TITLE	DATE
/s/ GREGORY BARNHILL	Director	April 13, 2009
Gregory Barnhill

/s/ DENNIS BROVARONE	Director	April 13, 2009
Dennis Brovarone

/s/ JOHN J. CARBONE, M.D.	Director	April 13, 2009
John J. Carbone, M.D.

/s/ MICHAEL L. KRALL	President/CEO and Director	April 13, 2009
Michael L. Krall

/s/ PAUL V. MAIER	Director	April 13, 2009
Paul V. Maier

/s/ DONNA SINGER	Executive Vice President and Director	April 13, 2009
Donna Singer

/s/ TOMMY G. THOMPSON	Director	April 13, 2009
Tommy G. Thompson